Calculation of Filing Fee Tables
S-8
SI-BONE, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, SI-BONE, Inc. 2018 Equity Incentive Plan	Other	2,182,356	$ 15.62	$ 34,088,400.72	0.0001381	$ 4,707.61
2	Equity	Common Stock, $0.0001 par value per share, SI-BONE, Inc. 2018 Employee Stock Purchase Plan	Other	436,471	$ 13.28	$ 5,796,334.88	0.0001381	$ 800.47
Total Offering Amounts:						$ 39,884,735.60		$ 5,508.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,508.08
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or become issuable under the SI-BONE, Inc. 2018 Equity Incentive Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based upon $15.62 per share, which is the average of the high and low selling prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on February 19, 2026.

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional securities that may be offered or become issuable under the SI-Bone, Inc. 2018 Employee Stock Purchase Plan (the "2018 ESPP") in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based upon $15.62 per share, which is the average of the high and low selling prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on February 19, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2018 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A